UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 1, 2024, Kirby Corporation (“Kirby” or the "Company") issued a press release announcing results for the fourth quarter ended December 31, 2023. A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, and depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby’s incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to net earnings attributable to Kirby for the 2023 and 2022 fourth quarters and years is included in the press release. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

The press release also includes non-GAAP financial measures which exclude certain one-time items, including earnings before taxes on income (excluding one-time items), net earnings attributable to Kirby (excluding one-time items), and diluted earnings per share (excluding one-time items). A reconciliation of these measures with GAAP is included in the press release. Management believes that the exclusion of certain one-time items from these financial measures enables it and investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Kirby’s normal operating results. The press release additionally includes free cash flow, a non-GAAP financial measure, which Kirby defines as net cash provided by operating activities less capital expenditures. A reconciliation of free cash flow with GAAP is included in the press release. Kirby uses free cash flow to assess and forecast cash flow and to provide additional disclosures on the Company’s liquidity. Free cash flow does not imply the amount of residual cash flow available for discretionary expenditures as it excludes mandatory debt service requirements and other non-discretionary expenditures. These non-GAAP financial measures are not calculations based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with Kirby’s GAAP financial information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After serving as Chairman of the Board of Directors (the “Board”) of the Company since April 2010 and after more than 35 years of leadership as a member of the Board, Joseph H. Pyne has decided to retire and not stand for re-election as a Class II Director of the Company upon the expiration of his current term, which expires at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), currently anticipated to be held on April 26, 2024. Richard J. Alario will succeed Mr. Pyne as Chairman of the Board effective as of the 2024 Annual Meeting. Mr. Alario has been a member of the Board since 2011 and is currently the Company’s Lead Independent Director.

Also, Rocky B. Dewbre will not stand for election as a Director at the conclusion of his term which expires on April 26, 2024. Mr. Dewbre was appointed to the Board in February 2023 pursuant to a Cooperation Agreement entered into by and among the Company and JCP Investment Management, LLC and certain of its affiliates and associates.

To rebalance our Board classes upon the expiration of Mr. Pyne and Mr. Dewbre’s terms, on January 30, 2024, the Board (1) determined that one of the Company’s directors should be reclassified from Class I (with a term expiring at the Company’s 2026 Annual Meeting of Stockholders) to Class II (standing for election at the 2024 Annual Meeting) and (2) nominated Susan W. Dio, currently a Class I Director, to stand for election as a Class II Director at the 2024 Annual Meeting. In connection with her nomination, Ms. Dio notified the Board of her intention to resign as a Class I Director, contingent upon her election as a Class II Director at the 2024 Annual Meeting. Ms. Dio’s decision to resign as a Class I Director is solely to facilitate her election as a Class II Director at the 2024 Annual Meeting.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated February 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	February 1, 2024	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer